EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION
DECLARES A $0.12/SHARE QUARTERLY DIVIDEND

     (Fort Smith, Arkansas, April 27, 2004) – The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of twelve cents ($0.12) per share to holders of record of its Common Stock $.01 par value (Nasdaq: ABFS) on May 11, 2004, payable on May 25, 2004.

     Arkansas Best Corporation, headquartered in Fort Smith, AR, is a diversified transportation holding company with two primary operating subsidiaries. ABF Freight System, Inc., in continuous service since 1923, provides national transportation of LTL general commodities throughout North America. Clipper is an intermodal marketing company that provides domestic freight services, utilizing rail and over-the-road transportation.

     Contact: Mr. David E. Loeffler, Senior Vice President, Chief Financial Officer and Treasurer

                    Telephone: (479) 785-6157

     Mr. David Humphrey, Director of Investor Relations

                    Telephone: (479) 785-6200

END OF RELEASE